EXHIBIT 4.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER SUCH SECURITIES OR THE COMMON STOCK ISSUABLE UPON EXERCISE THEREOF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PROSPECTUS UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, RESPECTIVELY, OR WITH AN EXEMPTION FROM SUCH REGISTRATION OR PROSPECTUS REQUIREMENT.

SECURED BRIDGE NOTE

Initial Aggregate Principal Amount: $[●][1]	Date: [●]

1.    Promise to Pay.

FOR VALUE RECEIVED, each of the Persons listed on the signature pages hereto as a “Borrower” (individually and collectively, jointly and severally, the “Borrower”) hereby unconditionally, jointly and severally promises to pay to the order of [●] (and together with its successors and assigns, “Lender”) the aggregate principal amount of [[●] Dollars ($[●])] (the “Initial Advance”) (or such lesser or greater principal amount owed from time to time including any Principal Increases, Delayed Draw Term Loans as may be funded from time to time pursuant to Section 3(a) and Protective Advances as may be funded from time to time pursuant to Section 3(i) (each as defined below)) (the “Principal Amount”) plus all accrued interest thereon and all other obligations, fees, costs and expenses due and payable to Lender on account of a Loan (as defined below) on the Maturity Date (as defined below). Capitalized terms used in this Secured Bridge Note (as amended, amended and restated, restated, supplemented or otherwise modified, refinanced, replaced or extended from time to time, this “Note”) but not defined herein shall have the meanings ascribed to such respective terms in the Existing Notes or the Omnibus Agreement, as applicable (each as defined below).

2.    Defined Terms.

In this Note, the following terms have the meanings specified below:

(a)    “Borrower” shall have the meaning ascribed to such term in Section 1 hereof.

(b)    “Borrowing Period” means the period beginning on the date that the conditions precedent in Section 4 are satisfied (or waived) and ending on the earliest of (a) the Maturity Date; (b) the date on which the aggregate amount of Loans made hereunder equals the Maximum Amount; and (c) the date on which the obligations hereunder are accelerated pursuant to Section 8.

(c)    “Business Day” shall have the meaning ascribed to such term in the Existing Notes.

(d)    ”Closing Date” means November 6, 2023.

(e)    “Collateral” shall have the meaning ascribed to such term in the Security Agreement.

[1]	NTD: To be set at each Lenders’ initial advance

(f)    “Collateral Agent” shall have the meaning ascribed to such term in the Omnibus Agreement. As of the date of this Note, the Collateral Agent is GLAS Americas LLC, acting in such capacity.

(g)    “Company” means Astra Space, Inc., a Delaware corporation.

(h)    “Default Rate” means fifteen percent (15.00%) per annum.

(i)    “Event of Default” shall have the meaning ascribed to such term in Section 7 hereof.

(j)    “Existing Note” shall have the meaning ascribed to such term in the Omnibus Agreement.

(k)    “Funding Date” means any Business Day on which a Loan is made to or on account of the Borrower under this Note.

(l)    ”Guarantor” shall have the meaning ascribed to such term in the Guaranty, and any such other person who shall guarantee the obligations under this Note from time to time.

(m)    “Guaranty” means that certain Guaranty Agreement, of even date herewith, by each Borrower and such other signatories who subsequently join such agreement after the date hereof as “Guarantors” or as a “Borrower”, for the benefit of the Collateral Agent, as the same is amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(n)    “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

(o)    “Indemnified Party” shall have the meaning ascribed to such term in Section 9 hereof.

(p)     “Initial Advance” shall have the meaning ascribed to such term in Section 1 hereof.

(q)    “Interest Rate” means an amount equal to nine percent (9.00%) per annum.

(r)    “Interest Payment Date” shall have the meaning ascribed to such term in Section 3 hereof.

(s)    “Lender” shall have the meaning ascribed to such term in Section 1 hereof.

(t)    “Loan” means (i) the Initial Advance, (ii) each a Delayed Draw Term Loan and (iii) each Protective Advance made by Lender to or on account of Borrower pursuant to this Note from time to time.

(u)    “Loan Request” shall have the meaning ascribed to such term in Section 4 hereof.

(v)    “Maximum Amount” shall have the meaning ascribed to such term in Section 3 hereof.

(w)    “Maturity Date” means the earlier of (i) November 17, 2023 or (ii) such earlier date on which the principal balance of the Loan may become due and payable upon acceleration by Lender following an Event of Default.

(x)    “Minimum Amount” shall have the meaning ascribed to such term in Section 3 hereof.

(y)    “Note” shall have the meaning ascribed to such term in Section 1 hereof.

(z)    “Obligations” shall have the meaning ascribed to such term in the Security Agreement.

(aa)    “Omnibus Agreement” means that certain Reaffirmation Agreement and Omnibus Amendment Agreement, of even date herewith, entered into by each Borrower, the Holders (as defined therein), and Collateral Agent.

(bb)    “Security Agreement” means that certain Security Agreement, dated August 4, 2023, entered into by each Borrower for the benefit of the Collateral Agent (as the successor in interest to High Trail Investments ON LLC) as secured party on behalf of the Holders of Notes, as the same is amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by the Omnibus Agreement.

(cc)    “Tax” (and, with correlative meaning, “Taxes”) means: (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding on amounts paid to or by any person, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax (including taxes under Section 59A of the Internal Revenue Code, as amended), escheat payments or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority and (ii) any liability for the payment of amounts determined by reference to amounts described in clause (i) as a result of being or having been a member of any group of corporations that files, will file, or has filed Tax returns on a combined, consolidated or unitary basis, as a result of any obligation under any agreement or arrangement (including any Tax sharing agreement), as a result of being a transferee or successor, or otherwise.

(dd)    “Transaction Documents” has the meaning ascribed to such term in the Omnibus Agreement (and shall include, for the avoidance of doubt, this Note, the Omnibus Agreement, each Loan Request, the Guaranty, and the Security Agreement).

(ee)    “Warrant” means the Amendment Date Warrant (as defined in the Omnibus Agreement) executed by the Company in favor of the Lender (or its designee) on the date hereof.

3.    Note Provisions.

(a)    Term Loans.

(i)

Initial Term Loans. Subject to the satisfaction (or waiver) of the conditions precedent in Section 4, and in reliance upon the representations and warranties set forth in this Note and the other Transaction Documents, Lender agrees to make an Initial Advance to Borrower on the Closing Date in an initial principal amount set forth under the header “Initial Aggregate Principal Amount” above.

(ii)

Additional Uncommitted Delayed Draw Term Loan. Subject to the satisfaction (or waiver) of the terms and conditions precedent in Section 4 and in reliance upon the representations and warranties set forth in this Note and in the other Transaction Documents, the Lender may, in its sole discretion, make one or more additional delayed draw term loans on a date after the Closing Date and prior to the Maturity Date in an aggregate initial principal amount not to exceed [●] (each, an “Delayed Draw Term Loan” and collectively, the “Delayed Draw Term Loans”). For the avoidance of doubt, (i) there shall be no commitment of the Lender to make any Delayed Draw Term Loan unless and until funded and (ii) in no case shall the amount requested or funded exceed the Maximum Amount, it being understood that any amounts so funded from time to time shall reduce dollar for dollar the amount available for borrowing.

(b)    Interest. Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof (including, for the avoidance of doubt, any Principal Increase) from the date such Loan is made to the repayment thereof (whether by acceleration or otherwise) at the Interest Rate. All interest hereunder will be calculated on the basis of a year of 360 days, and in each case will be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)    Payments.

(i)    Interest Payment. On the first Business Day of each calendar month after each Funding Date (each, an “Interest Payment Date”), interest on each Loan will be paid in kind and capitalized on such date by adding the accrued amount thereof to the outstanding principal balance of such Loan (any such increase, a “Principal Increase”).

(ii)    Principal Payment. On the Maturity Date, the unpaid aggregate principal balance of the Loans then due and owing pursuant to this Note shall be due and payable in full.

(iii)    Voluntary Prepayment. Borrower shall have the right to make prepayments of the Loans, in whole or in part, at any time without prepayment premium or penalty.

(iv)    Payments Generally. All payments to Lender hereunder shall be in cash in immediately available funds in U.S. dollars.

(v)    Joint and Several Liability. All of the undersigned persons that are executing this Note as a “Borrower” shall be the jointly and severally for the Loans and other Obligations evidenced hereby and by the Transaction Documents when due, whether by acceleration or otherwise. To the extent that the Lender party to this Note (or any Agent or other Holder party to the Transaction Documents) not receive payments or benefits on this Note or the other Transaction Documents related hereto in the amounts and at the times required or provided by the Transaction Documents, each Borrower, jointly and severally, shall be absolutely liable to make such payments with respect to all such Loans and Obligations, on a timely basis.

(d)    Unless otherwise agreed by Lender in its sole discretion, the amount of each Loan (other than any Protective Advance (as defined below)) shall be not less than $50,000 (the “Minimum Amount”). Lender shall not make a Loan if, after giving effect to the making of such Loan, the aggregate principal amount of Loans advanced would exceed $[●] (the “Maximum Amount”).

(e)    Lender’s Account; Application of Payments; Maturity Date. All payments made hereunder shall be to the account of Lender set forth on the signature page hereto, or such other account as Lender shall designate in writing from time to time. If a payment is due on a day that is not a Business Day, such payment shall be deemed due on the next succeeding Business Day, unless there is no such Business Day in that calendar month, in which case such payment shall be due on the last Business Day of such calendar month. All payments on this Note shall be applied first to any fees, costs and expenses due and payable hereunder, second to accrued but unpaid interest, and third to principal. The outstanding Principal Amount of the Loans, together will all accrued, and unpaid interest thereon, shall mature on the Maturity Date. On the Maturity Date, the entire outstanding principal balance hereof, together with accrued and unpaid interest and all other sums evidenced by this Note, together with costs of collection and reasonable attorneys’ fees, shall, if not sooner paid, become due and payable.

(f)    Default Rate. If (a) Borrower fails to make any payment of principal or interest when due, or (b) an Event of Default occurs and is continuing, then all outstanding Loans and other Obligations hereunder and under the Transaction Documents (including any other Obligations incurred thereunder), including any Principal Amounts, interest, fees and expenses, shall thereafter bear interest at the Default Rate.

(g)    Warrants. (i) In connection with the making of the Initial Advance on the Closing Date, the Borrower has authorized the issuance and sale of the Company’s Class A Common Stock pursuant to the terms and conditions set forth in the Warrant and grants the Lender (or, as the context may require, a designee of the Lender) the right to purchase the Company’s Class A Common Stock in the Company as more specifically set forth in the Warrant and (ii) in connection with the making of (or deeming to make) any other Loan hereunder, the Borrower will issue and sell Warrants on a pro rata basis to the Lender (or its designee) as consideration for such Loan at a purchase price of $0.125 per Warrant to purchase Company’s Class A Common Stock. Such Warrants shall be issued on substantially the same terms set forth in the “Form of Amendment Date Warrant” attached as Exhibit H to the Omnibus Amendment (or on such other terms as agreed between the Company and the Lender from time to time).

(h)    Guarantees; Collateral. Each Loan and other Obligations evidenced hereby shall have the same guarantees as, and be secured by the same Collateral securing, all of the other Obligations evidenced by the Transaction Documents.

(i)    Protective Advances. Lender is hereby authorized by Borrower, from time to time and in Lender’s sole discretion, to make Loans to, or for the benefit of, Borrower, that Lender deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of repayment of the Loans or the other Obligations, (3) to satisfy any unpaid Tax and employment benefit liability of the Borrower or any of its Subsidiaries, (4) to maintain adequate insurance coverage for the Borrower or any of its Subsidiaries and (5) to pay any other amount chargeable to or required to be paid by the Borrower or any Guarantor pursuant to the terms of this Note or any other Transaction Document (the Loans described in this Section 2(j) shall be referred to as “Protective Advances”). Each Protective Advance made hereunder shall constitute a Loan and shall be entitled to the same guarantees as, and be secured by the same Collateral securing, all of the other Obligations. The amount of Protective Advances made by Lender hereunder, together with all other Loans advanced, shall not exceed the Maximum Amount.

Notwithstanding anything to the contrary contained herein, any amounts borrowed, and subsequently repaid, may not be reborrowed.

4.    Conditions Precedent. This Note shall not become effective, and Lender will not make any Loan, until each of the following conditions precedent have been satisfied (or waived by Lender in its sole discretion):

(a)    Lender shall have received a duly executed original of this Note and all conditions precedent to the effectiveness of the Omnibus Agreement have been satisfied (or waived in accordance with its terms);

(b)    Except for the Initial Advance, Lender shall have received a written request for a Loan (which may be delivered via electronic mail) in form and substance of Exhibit A attached hereto (a “Loan Request”) setting forth (i) the amount of such Loan requested (which shall be equal to or in excess of the Minimum Amount), (ii) the date on which such Loan is to be advanced (which shall be a Business Day and shall not be less than three (3) Business Days (or such shorter period as Lender may agree in its sole discretion) after Lender’s receipt of such Loan Request), (iii) the use of proceeds from such Loan, which use of proceeds shall be acceptable to Lender in its sole discretion and (iv) such other details as Lender may reasonably request and Lender shall have approved such Loan Request in its sole discretion.

(c)    All representations and warranties in Section 5 shall be true and correct in all respects.

(d)    After giving effect to the Specified Waivers and Consents (as defined in the Omnibus Agreement), no Default or Event of Default then exists or would result after giving pro forma effect to the making such Loan or from the application of the proceeds thereof.

(e)    Each of the Performance Milestones required to be satisfied by each applicable Performance Due Date has been satisfied (along with supporting evidence with respect thereto, in each case, in form and substance satisfactory to the Lender).

(f)    After giving effect to such Loan, the aggregate principal amount of all outstanding Loans advanced does not exceed the Maximum Amount.

(g)    Such other evidence, requirements or information requested by the Lender in connection with such proposed Loan.

5.    Representations. To induce Lender to make the Loans hereunder, Borrower represents and warrants on the Closing Date and each other Funding Date as follows:

(a)    After giving effect to (x) the consents, amendments, amendments and restatements, supplements and modifications contained in the Omnibus Agreement and in the other Transaction Documents to be entered into in connection with the Omnibus Agreement (including the Specified Waivers and Consents (as defined therein)) and (y) the Company Disclosure Letter, include the Effective Date Supplements (in each case, as defined in the Omnibus Agreement), each of the representations and warranties set forth in the Omnibus Agreement and in each other Transaction Document are true and correct in all material respects on and of the date of such Loan, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects.

(b)    The execution and delivery of this Note by Borrower and the performance by it of all of its obligations under this Note, the Warrant, and the other Transaction Documents have been duly approved on or prior to the date of this Note by all requisite action, and no other proceedings are necessary on the part of Borrower to authorize the execution, delivery and performance by Borrower of this Note, the Warrant and the other Transaction Documents to which it is a party.

(c)    The execution, delivery and performance by Borrower of this Note, the Warrant, and the other Transaction Documents (i) does not conflict with, or result in any violation of the certificate of incorporation or by-laws (or comparable documents) of Borrower, (ii) does not contravene any law, rule, regulation, court decree or order or contractual restriction binding on or affecting Borrower or any of Borrower’s property, (iii) will not result in a breach of, or entitle any party to terminate or call a default under, or result in the acceleration or required prepayment of any loan agreement, indenture, mortgage, note, lease or other agreement binding on or otherwise affecting Borrower or any of its property, and (iv) will not result in or require the creation of any lien, security interest or other encumbrance on any properties, or assets of Borrower other than pursuant to the Transaction Documents.

(d)    No consent, authorization or approval or other action by, and no notice to or registration or filing with, any governmental authority or other Person is required for Borrower’s due execution, delivery and performance of this Note, the Warrant, and the other Transaction Documents to which it is a party.

(e)    This Note, the Warrant, and the other Transaction Documents to which it is a party have been duly executed and delivered by Borrower, and are Borrower’s legal, valid and binding obligations, enforceable against Borrower in accordance with their respective terms.

6.    Covenants. So long as the any Obligations under this Note and the other Transaction Documents remain outstanding, Borrower shall:

(a)    Use the proceeds of a Loan solely for the specific use set forth in the Loan Request approved by the Lender prior to the making of such Loan and such proceeds shall not, in any event, be used in a manner that causes or might cause such credit extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Federal Reserve Board or any other regulation thereof or to violate the Securities Exchange Act of 1934 or any applicable laws.

(b)    Furnish promptly following Lender’s request, the Borrower’s financial statements and tax returns and other information regarding the Collateral, the condition or operations, financial or otherwise of the Borrower as the Lender may from time to time reasonably request.

(c)    Promptly (and in any case not later than two (2) Business days after the Borrower obtains knowledge thereof) notify Lender in writing of any Event of Default, or any event or occurrence that, with the passage of time, could result in an Event of Default.

(d)    (i) Preserve, renew, and maintain in full force and effect its organizational existence, and (ii) take all reasonable action to maintain all permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clause (ii) where a failure to do so would not be reasonably expected to have an adverse effect on the Borrower or the Lender in any material respect.

(e)    not, and it shall not permit its Subsidiaries to, establish, create, or acquire any Subsidiary unless such new Subsidiary becomes a Guarantor under the Guaranty Agreement. The Company shall cause any such Subsidiary to enter into the Guaranty Agreement and deliver to the Lender the following:

(i)    a joinder agreement in respect of the Guaranty Agreement;

(ii)    a certificate signed by an authorized officer of the Company making the representations and warranties in Section 5 of this Note that relate to the Company’s Subsidiaries are made with respect to such new Subsidiary and the Guaranty Agreement, as applicable, as of the date of such certificate; and

(iii)    an opinion of counsel satisfactory to the Lender, to the effect that the Guaranty Agreement by such Person has been duly authorized, executed and delivered and that the Guaranty Agreement constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

7.    Events of Default. Borrower will be in default under this Note and an event of default shall occur if any of the following shall occur and be continuing (each an “Event of Default”):

(a)    Borrower fails to pay when the same becomes due and payable at maturity, upon acceleration, or otherwise (i) any principal or interest under this Note or (ii) any other indemnity or other amount payable under this Note or any other Transaction Document, in the case of payments described in this clause (ii) within three (3) days after the applicable due date (whether by scheduled maturity, required payment, acceleration, demand or otherwise); or

(b)    Any representation or warranty made by Borrower, under or in connection with any Transaction Document or certificate delivered in connection therewith is incorrect in any material respect when made or deemed made; or

(c)    The making by Borrower of a general assignment for the benefit of creditors, or the filing of any petition by or against Borrower, or the commencement of any proceedings instituted by or against Borrower seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur, or the taking of any action by Borrower to authorize any of the foregoing; or

(d)    Either (i) any provision of this Note, the Warrant or any other Transaction Document shall cease to be valid and binding on or enforceable against Borrower, or Borrower shall so assert or so state in writing, (ii) the obligations of Borrower under this Note, the Warrant or the other Transaction Documents in any way become illegal, (iii) any lien granted pursuant to any Transaction Documents shall for any reason at any time cease to be a valid and perfected first priority lien on and security interest in any collateral purported to be covered thereby, (iv) any Transaction Documents or any other document related to any collateral shall for whatever reason be terminated or cease to be in full force and effect or Borrower shall take any action to discontinue or to assert the invalidity or unenforceability of any Transaction Documents or any other document related to any collateral, or (v) Lender, in good faith, deems itself insecure; or

(e)    The Borrower fails to observe or comply with any of the covenants, terms, conditions or other obligations of this Note, the Warrant, or any other Transaction Document; or

(f)    The occurrence of an “Event of Default” (as defined in any Existing Note or any other Note (as defined in the Omnibus Agreement)).

8.    Remedies. Upon the occurrence of any Event of Default, the principal amount of this Note together with accrued interest thereon and all other Obligations shall become immediately due and payable, without presentment, demand, notice, protest, or other requirements of any kind (all of which are hereby expressly waived by the Borrower). Lender shall have all the rights and remedies available to Lender under law, including but not limited to, any rights and remedies available under any applicable Transaction Document in Lender’s favor.

9.    Costs/Expenses; Indemnification.

(a)    Costs/Expenses. Borrower hereby agrees to pay on demand: (i) all fees, costs, and expenses (to include, without limitation, any fees, charges and disbursements of legal counsel) in connection with the (A) protection of Lender’s rights hereunder and thereunder, including in connection with any workout, restructuring or negotiations in respect thereof, and (B) in connection with the custody, preservation, use or sale of, collection or other realization upon any collateral; and (ii) all costs, expenses,

Taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Transaction Document or any other document referred to therein.

(b)    Indemnification. Borrower hereby agrees to indemnify and hold harmless Lender, its Affiliates and each of their partners, directors, officers, employees, agents, trustees, administrators, managers, representatives and advisors (an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, fees, charges and disbursements of counsel for any Indemnified Party) which may be incurred by or asserted or awarded against any Indemnified Party in connection with, arising out of or by reason of (including, without limitation, in connection with) any investigation, subpoena, litigation or proceeding or preparation of a defense in connection therewith, (i) the execution or delivery of the Warrant or any Transaction Document (or any agreement or instrument contemplated hereby or thereby), the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) a Loan or the use or proposed use of proceeds of any Loan, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, and regardless of whether any Indemnified Party is a party thereto; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such claims, damages, losses, liabilities, costs or expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted solely from the willful misconduct of the Indemnified Party. To the fullest extent permitted by applicable law, Borrower also agrees not to assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or otherwise relating to, this Note, the Warrant, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, any of the transactions contemplated herein or therein, a Loan or the use or proposed use of the proceeds of a Loan.

(c)    Withholding. All deliveries and all payments and transfers of property of any kind made to the Lender in respect of this Note shall be made in full without setoff or counterclaim, and free and clear of, and without deduction or withholding for, any Taxes except as required by Law, provided, however, that, notwithstanding anything to the contrary in this Note, if, for any reason whatsoever, the Borrower or the Lender (which, for purposes of the remainder of this Section 9(c), shall include any direct or indirect partner or member of the Lender) is required by Law to deduct or withhold any withholding Taxes from, or in respect of, any payment or sum payable to the Lender with respect to any deliveries or payments under this Note, the delivery, payment or sum deliverable or payable by the Borrower to the Lender shall be increased as may be necessary so that after making all required deductions or withholdings the Lender receives an amount equal to the sum it would have received if no deduction or withholding had been required or made and the Borrower shall pay the full amount required to be deducted or withheld by it to the relevant taxation or other authority in accordance with law. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

10.    Miscellaneous.

(a)    Binding Agreement. This Note and all provisions hereof shall be binding upon Borrower and all persons claiming under or through Borrower, and shall inure to the benefit of Lender, together with its successors and assigns, including each holder from time to time of this Note. This Note is one of the “Bridge Notes” referred to in the Omnibus Agreement and the Security Agreement and is a Transaction Document.

(b)    Headings. Captions and headings in this Note are for convenience only and shall be disregarded in construing it.

(c)    Severability. In case any term, provision in, or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining terms, provisions or obligations, or of such term provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(d)    Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Note at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Note had at all times been in effect.

(e)    Extensions and Modifications. Borrower agrees that its liability shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; and Borrower consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to any substitution, exchange or release of any collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, all whether primarily or secondarily liable, without notice to Borrower and without affecting its liability hereunder.

(f)    Costs of Collection. If during the existence of an Event of Default this Note is placed in the hands of attorneys for collection or is collected through any legal proceedings, Borrower promises and agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all legal expenses incurred by Lender in the collection and enforcement of this Note.

(g)    Waivers. Borrower hereby waives and renounces for itself, its successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, or exemption and homestead laws now provided, or that may hereafter be provided, by applicable laws against the enforcement and collection of the obligations evidenced by this Note. All parties now or hereafter liable with respect to this Note, whether borrower, principal, surety, guarantor, endorsee or otherwise, hereby severally waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest. No failure to accelerate the indebtedness evidenced hereby, acceptance of a past due installment following the expiration of any cure period provided by this Note, any Transaction Document, or applicable laws, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of the right of acceleration or any other right granted hereunder, under any of the other Transaction Documents, or by applicable laws. Borrower hereby expressly waives the benefit of any laws that would produce a result contrary to or in conflict with the foregoing.

(h)    Entire Agreement. This Note and the other Transaction Documents constitute the entire understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior or contemporaneous agreements, written or oral, with respect thereto.

(i)    Incorporation of Terms. The provisions of Section 18 (Governing Law; Waiver of Jury Trial), 19 (Submission to Jurisdiction) and 21 (Electronic Execution) of the Existing Note shall be incorporated into this Note as if set out in full in this Note and as if references in those sections to “this Note” are references to this Note.

(j)    Further Assurances. Upon the request of the Lender, execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note and the other Transaction Documents.

(k)    Register. The Company shall maintain a register (the “Register”) for the recordation of the principal amount (and stated interest) of this Note owing to the Lender (or any transferee or assign) pursuant to the terms hereof from time to time. The entries in such Register shall be conclusive absent manifest error, and prior to due presentment for registration of transfer, the person in whose name this Note is registered shall be deemed and treated as the Lender for all purposes of this Note. The Register shall be available for inspection by the Lender (and any transferee or assign), at any reasonable time and from time to time upon reasonable prior notice.

(l)    Transfer of Note. Subject to Section 10(k), the Lender may make a transfer or assignment of this Note to a person by surrendering this Note to the Borrower (and accompanied by a written instrument of transfer duly executed by the Lender), together with written instructions for the issuance of one or more new notes specifying the respective principal amounts of each new note and the name and address of each transferee or assign. Within three (3) Business Days after surrender of this Note to the Borrower, the Borrower shall execute and deliver such one or more new notes in exchange for this Note, in an aggregate principal amount equal to the unpaid principal amount of this Note. Each such new note shall be payable to such person as the Lender may request and shall be substantially in the form of this Note.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY EACH SECURITY DOCUMENT (AS DEFINED IN THE SECURITY AGREEMENT) EXECUTED IN FAVOR OF COLLATERAL AGENT, FOR THE BENEFIT OF, AMONG OTHERS, THE LENDER AND THE OTHER HOLDERS AND GUARANTEED BY THE GUARANTY AGREEMENT.

By its acceptance of this Note, the Holder agrees to be bound by the terms of the Security Agreement and the other Transaction Documents and expressly acknowledges and agrees to the provisions related to the rights, protections, exculpations and indemnification of the Collateral Agent therein.

[Signature Page to Follow]

IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the date first written above.

BORROWER:

ASTRA SPACE, INC.

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

By:
Name:	Martin Attiq
Title:	Chief Business Officer

ASTRA SPACE OPERATIONS, LLC

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

APOLLO FUSION, LLC

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

INDIGO SPACE, LLC

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACE PLATFORM HOLDINGS LLC

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACE PLATFORM SERVICES LLC

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

Secured Bridge Note	Signature Page

ASTRA EARTH OPERATIONS LLC

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACECRAFT ENGINES, INC.

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACE TECHNOLOGIES HOLDINGS, INC.

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

Notice Address for Borrower:

c/o Astra Space, Inc. 1900 Skyhawk Street
Alameda, CA 94501
Attention: Chris Kemp
Email address: c@astra.com

With a copy (which shall not constitute notice) to:

Cozen O’Connor P.C. 33 South Sixth Street
Suite 3800
Minneapolis, MN 55402
Attention: Katheryn A. Gettman, Esq.
Email address: kgettman@cozen.com

Lender signs below to acknowledge its consent to the terms of this Note.

[●]

By:
Name:
Title:

Notice Address for Lender:

[●]
[●]
[●]
Attention: [●]
Email address: [●]

With a copy (which shall not constitute notice) to:

[●]
[●]
[●]
Attention: [●]
Email address: [●]

Account for Payments: To such depositary institution and bank account as may be designated by the Lender from time to time.

Secured Bridge Note	Signature Page

EXHIBIT A

FORM OF LOAN REQUEST

                         , 2023

To:	[●]
[●]
[●]
Attention: [●]
Email address: [●]

Ladies and Gentlemen:

The undersigned (individually and collectively, jointly and severally, the “Borrower”), (a) makes reference to that certain Secured Bridge Note, dated as of November 6, 2023 (as the same may be amended, restated, amended and restated, supplemented, modified or replaced, extended or refinanced from time to time, the “Note”), by and between Borrower and [●] (and together with its successors and assigns, “Lender”), and (b) hereby gives you notice that the undersigned hereby requests a Loan under the Note, and in connection therewith sets forth below the information relating to such Loan (the “Proposed Loan”) as required by Section 4(b) of the Note. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such respective terms in the Note, Existing Notes or the Omnibus Agreement, as applicable.

(1)

The aggregate principal amount of the Proposed Loan is $[●].After giving effect to the making of such Proposed Loan, the aggregate Principal Amount of all Loans advanced under the Note shall not exceed the Maximum Amount.

(2)	The borrowing date of the Proposed Loan is [●], 2023.

(3)	The proceeds of the Proposed Loan are to be used for [●].

(4)	The proceeds of the Proposed Loan are to be disbursed in accordance with the wire instructions set forth on Annex I attached hereto.

The undersigned certifies as of the date of this notice and as of the date the Proposed Loan is made that the conditions to the making of such Proposed Loan set forth in Section 4 of the Note have been satisfied (or waived).

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

BORROWER:

ASTRA SPACE, INC.

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

By:
Name:	Martin Attiq
Title:	Chief Business Officer

ASTRA SPACE OPERATIONS, LLC

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

APOLLO FUSION, LLC

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

INDIGO SPACE, LLC

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACE PLATFORM HOLDINGS LLC

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

[Signature Page to Loan Request]

ASTRA SPACE PLATFORM SERVICES LLC

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA EARTH OPERATIONS LLC

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACECRAFT ENGINES, INC.

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

ASTRA SPACE TECHNOLOGIES HOLDINGS, INC.

By:
Name:	Axel Martinez
Title:	Chief Financial Officer

[Signature Page to Loan Request]

Annex I

Wire Instructions